Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

SEI Investments Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(c) and 457(h)	15,232,679(3)	$65.7775	$1,001,967,543	0.00014760	$147,890.41	-	-	-	-
Fees to be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(c) and 457(h)	3,170,000(4)	$65.7775	$208,514,675	0.00014760	$30,776.77	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities	-				-	-	-	-	-	-	-	-
	Total Offering Amounts					$1,210,482,218		$178,667.18
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$178,667.18

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the registrant’s common stock, par value $0.01 per share (the “Common Stock”), that become issuable under the SEI Investments Company 2024 Omnibus Equity Compensation Plan and/or the SEI Investments Company Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on July 22, 2024.

(3)	All of such shares are issuable under the SEI Investments Company 2024 Omnibus Equity Compensation Plan.
(4)	All of such shares are issuable under the SEI Investments Company Employee Stock Purchase Plan.